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                                                            EXHIBIT 99.B.9(c)



                      SHAREHOLDER SERVICING AGENT AGREEMENT


         THIS AGREEMENT, made and entered into on this 31st day of January, 1990, by and between Olympic Trust, a Massachusetts business trust (hereinafter referred to as the "Trust"), and First Wisconsin Trust Company, a corporation organized under the laws of the State of Wisconsin, (hereinafter referred to as "Agent");

                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940 and consists of three separate portfolios (the "Funds"); and

         WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers.

         NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

         1. Employment. The Trust hereby employs the Agent to act as Shareholder Servicing Agent for the Trust. The Agent shall, at its own expense, render the services and assume the obligations herein set forth subject to being compensated therefor as herein provided.

         2. Authority of Agent. The Agent is hereby authorized by the Trust to receive all cash which may from time to time be delivered to it by or for the account of any Fund of the Trust; to issue confirmations and/or certificates for shares of beneficial interest of the Trust upon receipt of payment; to redeem or repurchase on behalf of the Trust shares of beneficial interest of the Trust upon receipt of certificates properly endorsed or properly executed written requests as described in the prospectus of the Trust and to act as dividend disbursing agent for the Trust.

         3. Duties of the Agent: Agent hereby agrees to:

            A.    Process new accounts.

            B. Process purchases, both initial and subsequent, in accordance with conditions set forth in the Trust's prospectus as mutually agreed by the Trust and the Agent.

            C. Transfer shares of beneficial interest to an existing account or to a new account upon receipt of required documentation in good order.

            D. Redeem uncertificated and/or certificated shares upon receipt of required documentation in good order.



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            E.    Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or bond.

            F. Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.

            G. Process exchanges between funds (process and direct purchase/redemption and initiate new account or process to existing account).

            H. Make miscellaneous changes to records, including, but not necessarily limited to, address changes and changes in plans (such as systematic withdrawal, dividend reinvestment, etc.).

            I. Prepare and mail a confirmation statement as each transaction is recorded in a shareholder account with the original being sent to the shareholder.

                  1. Prepare and send to the shareholder a confirmation statement as each transaction is recorded in a shareholder account.

                  2. Duplicate confirmations will be available on request within current year.

            J. Answer telephone calls and correspondence and reply to shareholder requests, except those items addressed in referrals to the Trust set forth in Paragraph 4 below.

            K.    Report to the Trust:

                  Daily - transaction journal with analysis of accounts.

                  Monthly - analysis of transactions and accounts by types.

            L. Daily control and reconciliation of Trust shares with Agent's records and the Trust's office records.

            M. Prepare and mail annual Form 1099, 1099 Div, 1099B, 1099R and Form W-2P to shareholders to whom taxable dividends or distributions are paid, with a copy for the IRS.

            N. Provide readily obtainable data which may from time to time be requested for audit purposes and allow access to Trust's auditors.

            O.    Replace lost or destroyed checks.

            P. Continuously maintain all records for active and closed accounts.



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            Q.    Furnish shareholder data information for a current calendar year in connection with IRAs (including 5498s) and qualified Keogh plans in a format suitable for mailing to shareholders.

         4. Referrals to the Trust. Agent hereby agrees to refer to the Trust for reply the following:

            A. Requests for investment information, including performance and outlook.

            B. Requests for information about specific plans, i.e., IRA, Keogh, Systematic Withdrawal.

            C.    Requests for historical Fund net asset values.

            D. Requests for information about the value and timing of dividend payments.

            E. Questions regarding correspondence from the Trust and newspaper articles.

            F.    Any requests for information from nonshareholders.

            G. Any other types of shareholder requests as the Trust may request from the Agent in writing.

         5. Compensation to the Agent. The Agent shall be compensated for its services hereunder as may from time to time be agreed upon in writing between the two parties. The Trust will reimburse the Agent for all out-of-pocket expenses, including, but not necessarily limited to, postage, confirmation forms, proxies, etc. Special projects, not included in the fee schedule and requested by proper instructions from the Trust, shall be completed by the Agent and invoiced to the Trust as mutually agreed upon.

         6. Rights and Powers of the Agent. The Agent's rights and powers with respect to acting for and on behalf of the Trust, including rights and powers of the Agent's officers and directors, shall be as follows:

            A. No order, direction, approval, contract or obligation on behalf of the Trust with or in any way affecting the Agent shall be deemed binding unless made in writing and signed on behalf of the Trust by an officer or officers of the Trust who have been duly authorized to so act on behalf of the Trust by its Board of Trustees.

            B. The services of the Agent to the Trust are not to be deemed exclusive and the Agent shall be free to render similar services to others as long as its services for others does not in any manner or way hinder, preclude or prevent the Agent from performing its duties and obligations under this Agreement.



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            C.    The Trust will indemnify the Agent and hold it harmless from and against all costs, losses, and expenses which may be incurred by it and all claims and liabilities which may be asserted or assessed against it as a result of any action taken by it without negligence and in good faith, and for any act, omission, delay or refusal made by the Agent in connection with this agency in reliance upon or in accordance with any instruction or advice of any duly authorized officer of the Trust.

         7. Termination of Agreement. This Agreement shall continue in force and effect until terminated or amended to such an extent that a new Agreement is deemed advisable by either party. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by the Trust or Agent upon ninety (90) days written notice to the other party.

         8. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Agent of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Agent declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

         9. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed postpaid to the other party at the principal place of business of such party.

         10. Enforcement of Claims. The name "Olympic Trust" is the designation of the Trustees under a Declaration of Trust, and the Custodian acknowledges that all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of claims against the Trust, as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

OLYMPIC TRUST                                FIRST WISCONSIN TRUST COMPANY


By: /s/ GEORGE REBHAN                            By: /s/ JAMES D. HINTZ
   --------------------------------             --------------------------------


Attest:                                      Attest: /s/ ANDREA LYDOPH
       ----------------------------                 ----------------------------
                                                     Assistant Secretary


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                          FIRST WISCONSIN TRUST COMPANY
                              MUTUAL FUND SERVICES

                         SHAREHOLDER ACCOUNTING SERVICES
                                  NO-LOAD FUNDS
                               ANNUAL FEE SCHEDULE



Features

     -   Quarterly Dividends

     -   Telephone Exchange

     -   Telephone Redemption


Annual Fee Schedule

         $10.00 per Shareholder Account on the first 10,000 accounts

         $ 9.50 per Shareholder Account on the next 10,000 accounts

         $ 9.00 per Shareholder Account on the next 40,000 accounts

         $ 8.50 per Shareholder Account on the next 40,000 accounts

         $ 8.00 per Shareholder Account on the balance

        Minimum annual fees of $18,000 for the first fund and $6,000 for each additional fund.

        -      $7.50 per Federal Wire Transfer

        -      $5.00 per Exchange

        - $2.00 per Shareholder Account for daily accrual and/or monthly dividends

Fees Billed Monthly

Plus Out-of-Pocket Expenses including, but not limited to:

     -   Telephone

     -   Postage

     -   Programming

     -   Retention of Records

     -   Stationary/Envelopes

     -   Mailing

     -   Insurance

     -   Proxies

     -   Microfilm/Fiche of Records

     -   Special Reports

     -   All Other Out-of-Pocket Expenses


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                  AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT


The Shareholder Servicing Agreement made and entered into on January 31, 1990 by and between Olympic Trust, A Massachusetts business Trust (Hereinafter referred to as the "Trust") and Firstar Trust Company, a Corporation organized under the laws of the state of Wisconsin, (hereinafter referred to as "Agent") is hereby amended to add the following paragraph:

17, Additional Series. Olympic Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. There are currently seven portfolios covered by this agreement, Equity Fund for Insurance Co's, The Equity Income, Balanced Income, Small Cap, International, Low Duration, and Short Term Investment Portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms & conditions of this agreement.

Dated this 25th day of May, 1993


Attest:                                      FIRSTAR TRUST COMPANY


/s/ MARGARET A. de VILLIERS                  /s/ JOE D. REDWINE
----------------------------------           -----------------------------------
Assistant Secretary                          Vice President



Attest:                                      OLYMPIC TRUST


/s/  ANDREA ADOLPH                           /s/ GEORGE REBHAN
----------------------------------           -----------------------------------
Assistant Secretary


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                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                         SHAREHOLDER ACCOUNTING SERVICES
                                  NO-LOAD FUNDS
                               ANNUAL FEE SCHEDULE

ANNUAL FEE SCHEDULE

-        $13.00 per shareholder account

-        Minimum annual $6,000

         - $2.00 per shareholder account for daily accrual and/or monthly dividends

-        Plus out-of-pocket expenses, including but not limited to:

         -        Telephone - toll-free lines

         -        Postage

         -        Programming

         -        Stationery/envelopes

         -        Mailing

         -        Insurance

         -        Proxies

         -        Retention of records

         -        Microfilm/fiche of records

         -        Special reports

         -        All other out-of-pocket expenses

-        Fees are billed monthly


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                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES

                         SHAREHOLDER ACCOUNTING SERVICES
                                  NO-LOAD FUNDS
                               ANNUAL FEE SCHEDULE
                                       FOR

                            OLYMPIC LOW DURATION FUND
                       OLYMPIC SHORT TERM INVESTMENT FUND

ANNUAL FEE SCHEDULE

- $11.00 per shareholder account on the first 20,000 accounts $10.50 per shareholder account on the next 40,000 accounts $10.00 per shareholder account on the balance

-        $6,000 annual minimum fee for each fund

- $2.00 per shareholder account for daily accrual and/or monthly dividends

-        Plus out-of-pocket expenses, including but not limited to:

         -        Telephone - toll-free lines

         -        Postage

         -        Programming

         -        Stationery/envelopes

         -        Mailing

         -        Insurance

         -        Proxies

         -        Retention of records

         -        Microfilm/fiche of records

         -        Special reports

         -        All other out-of-pocket expenses

-        Fees are billed monthly